EXHIBIT 32

CERTIFICATION

     In connection with the Quarterly Report on Form 10-Q of American International Group, Inc. (the “Company”) for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, M.R. Greenberg, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

          1. The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ M.R. GREENBERG

M.R. Greenberg
Chief Executive Officer

Date: May 10, 2004

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

CERTIFICATION

     In connection with the Quarterly Report on Form 10-Q of American International Group, Inc. (the “Company”) for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Howard I. Smith, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

          1. The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ HOWARD I. SMITH

Howard I. Smith
Chief Financial Officer

Date: May 10, 2004

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.